QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Proxy Statement/Prospectus of Affymetrix, Inc. for the registration of 2,889,954 shares of its common stock and to the incorporation by reference therein of our report dated March 11, 2005, with respect to the consolidated financial statements and schedule of Affymetrix, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission. We also consent to the inclusion in the Registration Statement and related Proxy Statement/Prospectus of our report dated May 20, 2003 with respect to the financial statements of ParAllele BioSciences, Inc.

/s/  ERNST & YOUNG LLP

Palo Alto, California
July 14, 2005

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm